Exhibit 24.1

POWER OF ATTORNEY

                KNOW ALL MEN BY THESE PRESENTS, that TCF FINANCIAL CORPORATION, a Delaware corporation (the “Company”), and each of the undersigned directors of the Company, hereby constitutes and appoints Gregory J. Pulles, Vice Chairman, General Counsel, Secretary of TCF Financial Corporation, Thomas F. Jasper, Executive Vice President and Chief Financial Officer of TCF Financial Corporation, and James S. Broucek, Senior Vice President and Treasurer of TCF Financial Corporation, and each of them acting alone, its/his true and lawful attorney-in-fact and agent, for it/him and on its/his behalf and in its/his name, place and stead, in any and all capacities, with full power of substitution, to execute and cause to be filed a Registration Statement on Form S-3 or any other applicable form under the Securities Act of 1933 and amendments thereto, including post-effective amendments, with exhibits thereto and other documents in connection therewith with any regulatory authority, relating to the proposed registration of an unspecified amount of securities (including common stock, preferred stock, warrants and units) issued by the Company.

                There is hereby granted to said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in respect of the foregoing as fully as it/he or itself/himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                This Power of Attorney may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument and any of the undersigned directors may execute this Power of Attorney by signing any such counterpart.

                TCF FINANCIAL CORPORATION has caused this Power of Attorney to be executed in its name by its Senior Vice President and Treasurer on the 12th day of November, 2008.

TCF FINANCIAL CORPORATION

By:	/s/ James S. Broucek
James S. Broucek
Senior Vice President and Treasurer

                The undersigned, directors of TCF Financial Corporation, have hereunto set their hands as of the 12th day of November, 2008.

/s/ William F. Bieber	/s/ Gregory J. Pulles
William F. Bieber	Gregory J. Pulles

/s/ Theodore Bigos	/s/ Peter L. Scherer
Theodore Bigos	Peter L. Scherer

/s/ Rodney P. Burwell	/s/ Gerald A. Schwalbach
Rodney P. Burwell	Gerald A. Schwalbach

/s/ William A. Cooper	/s/ Douglas A. Scovanner
William A. Cooper	Douglas A. Scovanner

/s/ Thomas A. Cusick	/s/ Ralph Strangis
Thomas A. Cusick	Ralph Strangis

/s/ Luella G. Goldberg	/s/ Barry N. Winslow
Luella G. Goldberg	Barry N. Winslow

/s/ George G. Johnson
George G. Johnson